Remarks by Gary D. Owens

OYO Geospace Fiscal Year 2009

Annual Meeting

February 25, 2010

Good morning and welcome to OYO Geospace's twelfth annual stockholder's meeting. Before I begin, I need to point out that my comments this morning may be considered forward looking statements for the purpose of the Securities Act of 1933 and the Securities Act of 1934 and are subject to known and unknown risks and other factors as described in our recent Annual Report on Form 10-K.

My comments will include a review of fiscal year 2009 (fiscal year ends in September) and more recent events followed by our view of what lies ahead for OYO Geospace.

In the fiscal year ended September 30, 2009, we earned a net income of $1.76 million, or $0.29 per diluted share on revenues of $92.9 million. This represents only a 2.8% pretax return on our shareholder equity. This compares to revenues of $134.5 million and net income of $2.31 per diluted share in fiscal year 2008. Obviously, our financial performance did not meet anyone's expectations.

The global financial meltdown had a large impact on our financial performance. Hurricane Ike shut down the Houston facility for ten days in September of 2008. But winds of the 2009 global meltdown were far worse. The demand for geophysical services weakened considerably with most of our customers stacking crews due to a lack of work. This was especially true for our customers in North America, but it was also the case for most of the international seismic contractors as well. When demand for seismic services weakens, the demand for our seismic products weakens also.

Several of our customers did not survive the global recession and several others merged together. This consolidation continues. This month PGS Onshore merged into Geokinetics. Two Canadian contractors, Norex and Tesla, are in the process of merging. Over the course of the past year, Eagle Geophysical filed for bankruptcy, and sold their Canadian operations to TGC Industries. ARAM was purchased by ION back in 2008. Subsequently, ARAM and ION's other land business segments were combined to form a joint venture with BGP, the world's largest seismic contractor. The joint venture is expected to close in March 2010. Just this week, Mitcham Industries announced its acquisition of AES in Canada. Many other seismic contractors are struggling financially. It is possible some of them will not make it, or will be forced to merge with their competitors.

During this global meltdown, we suffered losses in a critical area - our staff of employees. Our worldwide employee count reached an all time high of 1,224 employees in January of 2008. But employee reductions in Houston followed by similar reductions in Ufa and Calgary drew down our employee base hitting a low of 785 last July. Pick up in demand for our products have allowed for some modest increases in our employee base primarily consisting of the return of previously laid-off employees. At the end of January 2010, our employee count reached 849, a post meltdown high but still far from the full capacity of two years ago. Product demand at our Ufa and Calgary facilities still remains depressed. It will take further increases in worldwide demand before we can again hire additional employees. In late January and earlier this month, demand began to rise for the products we manufacture in Ufa requiring additional manpower there.

Our seismic reservoir products experienced weaker demand in fiscal year 2009. We saw reasonable demand from the frac-monitoring market in the North American market. However, the larger 3-D VSP market world-wide slowed. The combined effect of these two seismic borehole markets yielded less revenue and profits. We do not expect demand for our seismic reservoir products line to return to the pre-meltdown levels in fiscal year 2010. One of our goals for this fiscal year is to complete the difficult engineering task of designing a high-temperature tool string for the borehole market. We will introduce this high-temp tool later in this fiscal year. In addition, we are now selling permanently installed borehole cables. However, this market is currently small and will have a good but minor financial impact during this year.

For the last several years, the seismic marine industry has been busy building new vessels with new and innovative vessel designs to deploy and operate larger amounts of streamers. This era of new vessel builds created heavy demand for our marine products. However, this part of the marine technology cycle is winding down. As a result, we experienced a reduction in the demand of our marine products in fiscal year 2009. We expect that the demand for our marine products will be softer and lumpier than in the past. Still, this product line will be important to us for years to come.

Over the course of last year, we spent considerable time and expense marketing the GSR, our new land nodal data acquisition systems. Throughout fiscal year 2009, field demonstrations of the GSR were constantly underway from Indonesia to Mexico and from the North Slope to Peru. As a result, the GSR system is experiencing great customer acceptance. Sales are up in this product line. We also added substantial new features to the GSR system. Our Field Management Console is one such innovation. This modular addition allows the seismic crew manager to monitor his seismic sources and personnel as well as manage his field operations. Our new correlation feature also allows vibroseis crews to correlate and stack their field data while the data is being merged. Although there are very compelling reasons for our customers to purchase the GSR system our customers still hesitate to purchase new systems in light of the large amount of crew capacity stacked. Still, we are slowly installing our system into the market place. We remain convinced it will be the system of choice for the next wave of seismic technology change.

For our thermal imaging product line, we spent the year adding several new features to our "direct to screen" technology yielding tighter image registration and better dot resolution. These new capabilities make our imagers more attractive to our demanding thermal customers. The first imagers with these new features were installed during fiscal year 2009 with excellent results. But this is a market that is sensitive to the global economy and several of our customer's businesses did not survive. Although the year was tough, this business segment was able to produce a profit in fiscal year 2009. There are encouraging signs that the worst is over for this market.

Sales of our industrial sensor and cable products were mixed last year. Our industrial sensor and offshore cable sales dropped in fiscal year 2009 as reduced demand for capital goods and offshore construction took a toll on the group. However, our specialty cable & connector products grew substantially; mostly due to the large growth in our water meter cable sales. This is apparently government stimulus money at work. We believe these markets have stabilized and expect improved product demand in fiscal year 2010.

At last year's shareholder meeting, I discussed our cash situation and remarked that we believed we would weather the storm and improve our liquidity through out fiscal year 2009. When we began fiscal year 2009, we had more than $10.5 million borrowed from our bank. By mid-March 2009, almost half way through the fiscal year, our borrowings from the bank were over $17 million. As you can imagine, one of the goals in a recessionary environment was to generate and preserve cash. This means we had to find ways to generate sales, cut expenses, reduce inventories and receivables, and cut-back on capital projects. I am pleased to say that our employees around the world embraced this challenge. Reductions in our receivables and inventory turned into cash. Spending was slashed and monitored. Slowly at first and then with increasing speed, we began to reduce the borrowings from our bank. By the end of the third quarter we had fully repaid the $17 million and had excess cash in the bank. By September 30, 2009 our cash position had risen to $8.6 million and was $12.5 million at December 31, 2009. With ample cash reserves in the bank, an undrawn $25 million line of credit and little need for further immediate capital expenditures, we are confident that we will weather this global meltdown. We are grateful that our banking partner, Regions Bank, stood beside us through this difficult credit environment.

Looking Forward

It is difficult to predict the future in the most certain of times. Today, as in the past, a forecast is extremely difficult. Although the level of demand for seismic services is certainly low, the need for these services still continues. As long as seismic services are offered, there will be a demand for replacement cables, connectors and sensors as these are consumed in varying degrees as they are used. Our level of sales in this area is tied directly to the level of seismic crew activity. The more they work the more replacement equipment they need from us. Revenue in this "meat & potatoes" portion of our business was down significantly in fiscal year 2009. In addition to the reduction in the demand for seismic services, our customers were sourcing many their consumable products by cannibalizing their stacked equipment. Many believe that the demand for seismic services will improve from fiscal year 2009. Some evidence of improvement has recently been seen. It is too early to tell if these signs of improvement will hold. But it is inevitable that demand for seismic equipment will eventually rise in the future. Our goal is to be ready with new technologies and products to take advantage of the upswing in demand when it occurs.

One such product is the GSR, our new land nodal seismic data acquisition system. The impact of the GSR system on the cost structure of a seismic crew is expected to create future demand for these systems. In these times, we are active in the market place demonstrating how effective our GSR system is in lowering the contractor's overall cost of operation. It is just a matter of time before the market converts to the nodal concept. The speed in which this transformation will occur depends on when our customers are convinced that nodal technology will impact their cost structure. Purchasing these new systems will also depend upon our customer's access to capital resources. We have now delivered the GSR system to seven different customers, and other potential ones seriously considering it. This week we received two additional GSR orders from existing customers totaling $3.4 million. One of these orders will be delivered this quarter and the other next quarter. There are other competitors for this innovative product. However, of all the nodal solutions in the market today, we are confident that our system offers the best solution. Adding this new product to our existing mix of products will help us increase our share of the seismic equipment market. This is currently our primary focus. In addition to our GSR marketing and sales efforts, engineering is also focused on adding new features and capabilities to the GSR system, increasing its value to the customer. We introduced two new features in fiscal year 2009 (1) a correlation capability in our merging software and (2) a Field Management Console that allows the seismic crew manager to monitor the crew's operation during the recording process. In concert with our nodal solution, we introduced a new geophone sensor we call the GS-ONE. This is a single geophone element sensor that behaves in much the same way as a string of multiple geophone elements. This new sensor is already in the field and we are again showing how this sensor can lower capital and operational costs in the field and yet yield the same or better results. Other features and products for the land nodal market will follow.

Engineering is also putting the final touches on a nodal product solution for the marine environment which we named the Ocean Bottom Recorder (OBR). We plan to put this system in the market place before the end of this fiscal year. The marine nodal market is a niche one but has the potential to again give us a growth vehicle, although another lumpy one. In addition, engineering is nearing the completion of a high-temperature seismic borehole tool. This too is a niche market but one in which we already have a good product line in place which will help us leverage the new high-temp tool into that market. We also hope to put this tool in the market place before the end of the fiscal year.

The thermal product line is in the early phases of introducing its new features on our direct to screen technologies. Later in the year a new engineering project will commence on adding flexibility in the screen sizes each imager can accommodate and add imagers that can accommodate larger screen sizes. This business segment's operating profits for the first quarter was larger than all of fiscal year 2009. This business segment is off to a better start than last year.

While our overall industrial product revenues are down from last year, sales of our industrial sensor, cable and connector products are outpacing last year's performance. At this point it appears that we will enjoy a good year for these product lines. To date, our offshore cable and umbilical sales have not performed as well as we hoped, but we received recently several nice orders that will change that. We also passed acceptance for a new and potentially large customer from which we hope to receive new orders soon. We expect fiscal year 2010 sales of our offshore cable and umbilical products to outperform last year's sales, and to be a good contributor to our future results.

One of our goals in fiscal year 2010 is to further improve our balance sheet. At the end of our first quarter, we paid-off a $1.3 million mortgage. Our remaining long-term debt an $8.0 million mortgage with a very low interest rate. At December 31, 2009, our capitalization ratio was a very low 6.2%. Even though we paid off the mortgage in our first quarter, we still added more cash to our balance sheet. Our cash position at the end of the first quarter stood at $12.5 million, an all time high. With the possible exception of increasing the size of our GSR lease pool, we do not see any need for significant capital spending this year. Our plan calls for us to generate additional cash balances throughout fiscal year 2010. We are confident that we have the discipline to obtain this goal.

Summary

Fiscal year 2009 was a very challenging year for our company. Hurricane Ike and the global financial meltdown were unforeseen obstacles that we worked through in fiscal year 2009. It was especially challenging given that we had just completed a major capital investment into our Houston facility. However, we did make it through and with a profit to show for it. Our balance sheet is the strongest it has ever been. Our liquidity is the best it has ever been. We also engineered new products that position us for growth in the future. We expect fiscal year 2010 will be better so long as markets continue to stabilize and oil prices remain at their current levels. So far, we are off to a good start thanks in large part to the efforts of our employees and our customers whom we serve. I also appreciate the interest and support of our shareholder base. I can assure you that we are giving our all to protect and grow your investment.